ASSET PURCHASE AGREEMENT RELATING TO

                             TASC ANESTHESIA, L.L.C.



         THIS ASSET PURCHASE AGREEMENT is made as of September 30, 2005 by and between UNION HOSPITAL, an Ohio nonprofit corporation (the "PURCHASER") and TASC ANESTHESIA, L.L.C. (the "SELLER"), an Ohio limited liability company whose sole member is Tuscarawas Ambulatory Surgery Center, LLC ("TASC").

                                   WITNESSETH:

         WHEREAS, the Seller owns certain assets as set forth on EXHIBIT A, attached hereto (the "ASSETS"); and

         WHEREAS, the Purchaser desires to purchase and the Seller desires to sell the Assets; and

         NOW, THEREFORE, it is mutually understood, agreed and represented as follows:

ARTICLE 1

                                TRANSACTION TERMS

         1.1 SALE. The Seller agrees to sell, and the Purchaser agrees to buy, the Assets at a price of $77,524.00 (the "PURCHASE PRICE").

         1.2 PAYMENT AND DELIVERY. The Purchase Price for the Assets shall be paid to the Seller by the Purchaser at the Closing. The Parties agree and acknowledge that it is the intent of Seller to pay any outstanding liabilities and distribute the remaining proceeds of the transaction to TASC, its sole member, which in turn intends to distribute such amounts pro rata to its Members (i.e., those Members existing immediately prior to the Purchaser becoming a Member) consistent with its or their respective Units in TASC.

                                   ARTICLE 2

                                     CLOSING

         2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Miller & Kyler commencing at 9:00 a.m. local time on the date of this Agreement, or such other place and date as is agreed to by the parties hereto. Following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties hereto will take at the Closing itself), the transactions contemplated by this Agreement to occur upon Closing shall be effective as of 12:00 a.m. on October 1, 2005 (the "CLOSING DATE").



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         2.2 DELIVERIES BY THE SELLER AT THE CLOSING. At the Closing, the Seller
will deliver to Purchaser such instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in a form reasonably satisfactory to the Purchaser and its counsel, as set forth herein or as may be reasonably requested by the Purchaser in order to transfer the Assets to the Purchaser, to carry out the transaction contemplated by this Agreement and to comply with the terms hereof.

         2.3 CLOSING DELIVERIES OF THE PURCHASER. At the Closing, the Purchaser will deliver to the Seller payment of the Purchase Price in immediately available funds and such other instruments, certificates, consents or other documents as set forth herein or as may be reasonably necessary to carry out the transactions contemplated hereby.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 PURCHASER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS. As of the date hereof and as of the Closing Date, the Purchaser represents, warrants, and covenants to the Seller that the execution, delivery and performance of this Agreement are within the powers of the Purchaser, have been duly authorized by all necessary action, and do not and will not (i) violate any provision of the governing documents of the Purchaser or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Purchaser; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority or any other third party; or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Purchaser pursuant to, any indenture or other agreement or instrument under which the Purchaser is a party hereto or by which it or its properties may be bound or affected. This Agreement constitutes the legal, valid and binding obligation of the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         3.2 THE SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS. As of the date hereof and as of the Closing Date:

         a. The Seller represents, warrants, and covenants to the Purchaser that it has good and marketable title to the Assets being sold to the Purchaser, subject to no encumbrance or restraint on transfer.

         b. The execution, delivery and performance of this Agreement are within the powers of the Seller, have been duly authorized by all necessary action, and do not and will not (i) violate any provision of the governing documents of the Seller or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller; (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Seller pursuant to, any indenture or other agreement or instrument under which the Seller is a party hereto or by which it or its properties may be bound or affected. This Agreement constitutes the legal, valid and binding obligation of the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         c. The Seller is a limited liability company duly organized and existing in good standing or active status under the laws of the State of Ohio, and has all requisite power and authority, to conduct its business and to own its properties. The Seller is duly licensed or qualified to do business in all jurisdictions in which such qualification is required, and failure to so qualify could have a material adverse effect on the property, financial condition or business operations of the Seller.

         d. The financial statements furnished to the Purchaser in connection with this Agreement and prior thereto, as set forth on SCHEDULE 3.3.D., were prepared in accordance with generally accepted accounting principles and fairly present the financial condition and results of operations at all dates and for all periods covered thereby. To the best of Seller's knowledge, Seller has no material liability, contingent or otherwise, not disclosed in such statements. To the best of Seller's knowledge, since the date of such statements, there has been no material adverse change in the business, prospects, assets or financial condition of Seller and Seller has not engaged in any material transaction outside the ordinary course of business.

         e. Seller has good and marketable title to all of the Assets, free and clear of all material liens, security interests, mortgages and encumbrances of any kind, except for Permitted Liens as set forth on SCHEDULE 3.3.E. hereto.

         f. Except as expressly disclosed in the financial statements, Seller does not have any outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent), and to the best of Seller's knowledge, no tax deficiencies have been proposed or assessed against Seller.

         g. Except as set forth on SCHEDULE 3.3.G. hereto, Seller is not a party to any litigation or administrative proceeding, nor so far as is known by Seller is any litigation or administrative proceeding threatened against it.

                                   ARTICLE 4

                        CONDITIONS TO OBLIGATION TO CLOSE

         4.1 CONDITIONS TO OBLIGATION OF THE PURCHASER TO CLOSE. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction (or written waiver on or prior to the Closing Date) of the following conditions:

         a. The  representations  and  warranties  of the  Seller  set  forth in
ARTICLE 3 shall be true and correct at and as of the Closing Date;

         b. The Seller and Purchaser shall have received all authorizations, consents, and approvals required to be obtained prior to consummation of the transactions contemplated herein;

         c. The Seller shall have delivered to the Purchaser all documents specified in SECTION 2.2; and

         d. All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

         4.2 CONDITIONS TO OBLIGATION OF SELLER TO CLOSE. The obligation of Seller to consummate the transactions to be performed by it in connection with this Agreement is subject to satisfaction (or written waiver by Seller on or prior to the Closing Date) of the following conditions:

         a. the  representations  and  warranties  of the Purchaser set forth in
ARTICLE 3 above shall be true and correct at and as of the Closing Date;

         b. the Purchaser shall have performed and complied with all of its covenants and agreements hereunder through the Closing Date;

         c. Seller shall have received all approvals, authorizations and consents required to be obtained prior to consummation of the transactions contemplated herein, which includes the prior written consent of Health Care Business Credit Corporation;

         d. the closing of the transaction contemplated by TASC, Purchaser and others related to the sale of certain interests in TASC to Purchaser shall have occurred prior to or simultaneous with the Closing;

         e. the Purchaser shall have delivered to Seller all documents and other items specified in SECTION 2.3; and

         f. all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

                                   ARTICLE 5

                                  MISCELLANEOUS

         5.1 ENTIRE AGREEMENT. This Agreement (including EXHIBIT A) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements of the parties hereto, written or oral, with respect to such subject matter.

         5.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any other Affiliates. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto.

         5.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         5.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         5.5 HEADINGS. The Articles and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

         5.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         5.8 EXPENSES. Each of the Purchaser and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise set forth herein.



                           [signature page to follow]

         IN WITNESS WHEREOF, the Purchaser and the Seller have executed this Agreement as of the day and date first above written.


                          UNION HOSPITAL

                         By:      /S/ EUGENE A. THORN
                            --------------------------------------------------
                         Its:     VP FINANCE
                             -------------------------------------------------

                         TASC ANESTHESIA, L.L.C.

                         By:      KEITH LEBLANC
                            --------------------------------------------------
                         Its:     CEO
                             -------------------------------------------------



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                                    EXHIBIT A
                                     ASSETS


1. Contract with Dr. Richard Koser dated _________ __, ____.

2. Locum Tenens Service Agreement.

3. Accounts Receivable for services rendered prior to the Closing Date; and

4. Cash in the amount of $41,051.00.


                                      A-1
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                                 SCHEDULE 3.3.D.
                              FINANCIAL STATEMENTS

Unaudited financial statements for fiscal years ending 2004, 2003, and 2002 and year-to-date through August 31, 2005.

                                 SCHEDULE 3.3.E.
                                 PERMITTED LIENS

See attached.

                                 SCHEDULE 3.3.G.
                                   LITIGATION

None.